EXHIBIT 10.1
                                                                   ------------

Exhibit 7B to SC 13D



                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is entered into by and between Zions First National Bank, a national banking association ("Zions") and Atlas Management Partners, LLC, a Utah Limited Liability Company and its affiliated persons (as that term is defined in the Investment Company Act of 1940), hereinafter collectively known as Atlas").

         WHEREAS, Zions is the owner of approximately 804,689 common shares of MACC Private Equity, Inc. ("MACC Shares"); and

         WHEREAS, Atlas is desirous of purchasing from Zions all of the MACC Shares at a dollar price of approximately $3,200,000; and

         WHEREAS, Zions is willing to sell its MACC Shares to Atlas for approximately $3,200,000;

         NOW, THEREFORE, the parties agree as follows:

1. At a date and time mutually agreed upon by the parties, but in no event later than September 30, 2003, Zions shall deliver to Atlas all of the MACC Shares it owns (currently approximately 804,689 shares), and Atlas will pay to Zions, in cash or securities acceptable to Zions, the sum of $3,200,000.

2. If the transaction is not completed on or before September 30, 2003, Zions has no further obligation to sell its MACC Shares to Atlas and is free to sell its MACC Shares to another buyer.

3. Zions represents and warrants to Atlas that it is the true and lawful owner of the MACC Shares and has not pledged or hypothecated the MACC Shares for any purpose, and has the right to sell the MACC Shares to Atlas.

4. Atlas acknowledges it has not relied on Zions for any information or recommendation about MACC Private Equity, Inc. and it has performed its own analysis of MACC Private Equity, Inc., and it has performed or will perform such due diligence as it deems necessary. Atlas' obligation to purchase the stock is subject to completion of final due diligence, and Atlas may cancel this
              Agreement  prior  to  closing  if  its  due  diligence   discovers
              information unknown at the time of execution of this Agreement which would have a negative impact on the value of the MACC Shares.
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5.            This Agreement shall be governed by the internal laws of the State of Utah.

6. Each party hereto agrees to indemnify the other party against all claims, proceedings, losses, liabilities, costs and expenses (including reasonable attorneys' fees) which each party may suffer or incur arising out of or in connection with any breach by the other party of any term of this Agreement.

7. No right or obligation under this Agreement may be assigned or delegated by either party without the written consent of the other, and this Agreement constitutes the entire understanding of the parties, and may only be modified or amended in a writing executed by the parties.

8. Any dispute, controversy or claim arising out of or based on the terms of this Agreement shall be settled exclusively and finally by binding arbitration in the State of Utah. Upon written demand for arbitration by either party, the parties shall confer and attempt in good faith to agree upon one arbitrator. If the parties have not agreed upon an arbitrator within thirty (30) days after receipt of such written demand, each party shall appoint one arbitrator and those two arbitrators shall agree upon a third arbitrator. Any arbitrator or arbitrators appointed as provided herein shall be selected from panels maintained by, and the binding arbitration shall be conducted in accordance with the commercial arbitration rules of, the American Arbitration Association (or any successor organization), and such arbitration shall be binding upon the parties. Judgment upon an arbitration award may be entered in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed this 30day of July, 2003.


                            Zions First National Bank

                            By:  /s/ David Hemingway
                            -------------------------------------
                            Its: Executive Vice-President


                            Atlas Management Partners, LLC


                            By:  /s/ Kent Madsen
                            -------------------------------------
                            Its:  Managing Member



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